================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ---------------------

                           POST-EFFECTIVE AMENDMENT NO.1
                                         TO
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                ---------------------
                                 PRIME SERVICE, INC.
                (Exact Name of Registrant as Specified in Its Charter)

   DELAWARE             16225 PARK TEN PLACE, SUITE 200        76-0452435
(State or Other              HOUSTON, TEXAS  77084;          I.R.S. Employer
Jurisdiction of                                             Identification No.)
Incorporation          (Address of Principal Executive
or Organization) ;        Offices Including Zip Code)

                                ---------------------
                                PRIME HOLDING, INC.
                          MANAGEMENT STOCK INCENTIVE PLAN

                                PRIME SERVICE, INC.
                        1996 MANAGEMENT STOCK INCENTIVE PLAN
                              (Full Title of the Plan)
                               ---------------------

                                   BRIAN FONTANA
                              CHIEF FINANCIAL OFFICER
                                PRIME SERVICE, INC.
                          16225 PARK TEN PLACE, SUITE 200
                               Houston, Texas  77084

                      (Name and Address of Agent For Service)

                                ---------------------
                                    (214) 578-5600
            (Telephone Number, Including Area Code, of Agent For Service)
                                ---------------------

The purpose of this amendment is to deregister 1,759,727 shares of common stock, par value $.01 per share, of Prime Service, Inc. initially reserved for issuance under the Prime Holding, Inc. Management Stock Incentive Plan and the Prime Service, Inc. 1996 Management Stock Incentive Plan.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement No. 333-15557 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 15th day of July, 1997.


                                       PRIME SERVICE, INC.


                                       By: /s/ Thomas E. Bennett
                                          ---------------------------
                                       Name:  Thomas E. Bennett
                                       Title:  President

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Name and Signature              Title                       Date
-------------------------    ----------------------        ---------------


/s/ Thomas E. Bennett        President and Director        July 15, 1997
-------------------------
Thomas E. Bennett


/s/ Brian Fontana            Executive Vice President      July 15, 1997
-------------------------    and Chief Financial Officer
Brian Fontana


/s/ John L. Latimer          Controller, Assistant         July 15, 1997
-------------------------    Treasurer and Assistant
John L. Latimer              Secretary


/s/ Mark Cohen               Director                      July 15, 1997
-------------------------
Mark Cohen


/s/ Lennart Johansson        Director                      July 15, 1997
-------------------------
Lennart Johansson


/s/ Bengt Kvarnback          Director                      July 15, 1997
-------------------------
Bengt Kvarnback


/s/ Freek Nijdam             Director                      July 15, 1997
-------------------------
Freek Nijdam


/s/ Giulio Mazzalupi         Director                      July 15, 1997
-------------------------
Giulio Mazzalupi